UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

August 31, 2020

Date of Report

(Date of earliest event reported)

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39700 Eureka Drive

Newark, CA 94560

(Address of principal executive offices, including zip code)

(510) 933-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value per Share	SCKT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2020, Socket Mobile, Inc. (the “Company”) completed a secured subordinated convertible note financing of $1,530,000 (the “Financing”). The proceeds of the Financing will be used to increase the Company’s working capital balances.

The secured subordinated convertible notes (the “Notes”) have a three-year term and will mature on August 30, 2023. The interest rate on the Notes is 10% per year, payable quarterly in cash. The holder of each Note may require the Company to repay the principal amount of the Note plus accrued interest at any time after August 31, 2021. The Notes are secured by the assets of the Company and are subordinated to the Company’s debts with Western Alliance Bank, its senior lender. The principal amount of each Note is convertible at any time, at the option of the holder, into shares of the Company’s common stock (“Common Stock”) at a conversion price of $1.46 per share. Failure to pay the principal payment or any interest payment (with 5 days delinquency) when due are events of default under the Notes. The Company will use reasonable efforts to prepare and file and cause to be declared effective pursuant to the Securities Act of 1933, as amended, no later than November 30, 2020 a Registration Statement to provide for resales of the shares of Common Stock issuable upon conversion of the Notes.

Certain Relationships

Charlie Bass, Chairman of the Company’s Board of Directors (the “Board”); Kevin Mills, the Company’s CEO and a Board director, Lynn Zhao, the Company’s CFO and a Board director; Lee Baillif, the Company’s Vice President of Customer Experience & Quality Systems; Erik Fidel, a Board observer; and Flora Chu, an employee of the Company, participated in the Financing. Because the Financing involved such parties related to the Company, a special committee of the Board comprising the Board’s disinterested directors approved the Financing.

The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of the Secured Subordinated Convertible Note, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The press release announcing the Financing is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the issuance of the Notes and the resulting incurrence of debt is incorporated by reference into this Item 2.03.

Item 3.02.      Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the Notes is incorporated by reference into this Item 3.02.

The Common Stock issuable upon conversion of the Notes is not currently registered under the Securities Act. The Notes, and the Common Stock issuable upon conversion thereof, are being issued to accredited investors in reliance upon exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. These securities may not be offered or sold in the United States absent registration under, or an exemption from, the Securities Act and any applicable state securities laws.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Secured Subordinated Convertible Note

99.1	Socket Mobile, Inc. Press Release, dated September 1, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

By:	/s/ Lynn Zhao
Lynn Zhao Vice President, Finance and Administration and Chief Financial Officer

Date: September 1, 2020